SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                    THE BANC STOCK GROUP, INC.
      (Exact name of registrant as specified in its charter)


     FLORIDA                                 65-0190407
     (State of incorporation or organization)(I.R.S.Employer
                                             Identification No.)

     1105 Schrock Road, Suite 437, Columbus, Ohio 43229
     (Address of principal executive offices)   (Zip Code)

If this form relates to the   If this form relates to the
registration of a class of    registration of a class of
securities pursuant to        securities pursuant to section
Section 12(b) of the          12(g) of the Exchange Act and is
Exchange Act and is           effective pursuant to General
effective pursuant to General Instruction A(d), please check the
Instruction A(c), please      following box X
check the following box

     Securities to be registered pursuant to Section 12 (b) of the Act:

          None

     Securities to be registered pursuant to Section 12 (g) of the Act:

     Title of each Class                Name of each exchange on which
     to be so registered                each Class is to be registered

     Class A Common Stock,                   NASDAQ
     no par value
     (Title of Class)                        SmallCap Market



Item 1.   Description of Registrant's Securities to be
          Registered.

          The authorized capital shares of the Company consists of 149,860,000 shares of Class A Common Stock, no par value, 240,000 shares of Class C Common Stock, no par value and 50,000,000 shares of Serial Preference Stock. As of December 31, 1998, 8,209,417 shares of Class A Common Stock, 240,000 Shares of Class C Common Stock and zero shares of Serial Preference Stock were issued. As of December 31, 1998, there were 1,911 holders of the Class A Common Stock and 36 holders of the Class C Common Stock. To date, the Company has not paid dividends on any of its shares and presently has no intention to do so. Holders of any class of capital stock of the Company, as such,, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to any shares of capital stock.

Common Stock

          Subject to the prior rights of holders of shares of Serial Preference Stock, holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of the funds legally available therefore. In the event of liquidation, after satisfaction of the prior rights in liquidation of the Preference Stock, each share of Class A Common Stock shall be entitled to share ratably in the distribution of the remaining assets up to $1.50 per share and thereafter each share of Class A and Class C Common Stock is entitled to ratably share in the distribution of the remaining assets. Shares of Class C Common Stock automatically convert to Class A Common Stock at the rate of 10% of the original amount issued on each December 1, commencing December 1, 1991. As Class C Common Stock is converted into Class A Common Stock, the Class C Shares are retired and a reduction is made in the authorized number of shares of such class (a corresponding increase is made in the authorized number of shares of Class A Common Stock). In all other respects the Class A Common Stock and Class C Common Stock have equal rights. All issued and outstanding shares of Common Stock are fully paid and non-assessable.

Serial Preference Stock

          The Board of Directors has authority to divide the Serial Preference Stock into series and to fix the dividend rates, redemption rights and prices, liquidation rights and conversion rights thereof. Holders of Serial Preference Stock have no preemptive rights except to the extent that rights of conversion or exchange have been expressly granted by the Board of Directors.

Voting Rights

          Holders of each share of Common and Serial
Preference Stock are entitled to one vote per share upon all matters presented to shareholders. Shareholders may cumulate their votes in the election of directors if notice stating that cumulative voting is desired has been given to the Company in accordance with Florida law. The holders of record of shares entitled to exercise a majority of the voting power of the Company constitute a quorum at any meeting for the election of directors.

Reports

          The Company furnishes to its shareholders annual reports containing consolidated financial statements and a report thereon by its independent public accountants, as well as other reports as may be deemed appropriate from time to time by management.

Transfer Agent and Registrar

          Continental Stock Transfer and Trust company, New
York, New York acts as Transfer Agent and Registrar of the
Company's securities.

Item 2.   Exhibits.

          1. Amended and Restated Articles of Incorporation of the Company.

          2.   By-Laws of the Company.

          3.   Specimen Class A Stock Certificate.

          Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              THE BANC STOCK GROUP, INC.
                                       (Registrant)


Date: February 17, 1999            By: /s/ Michael E. Guirlinger, Pres.
                                   Michael E. Guirlinger, President

                      STATE OF FLORIDA

                     Department of State

I certify from the records of this office that THE BANC STOCK
GROUP, INC., is a corporation organized under the laws of the State of Florida, filed on April 18, 1990.

The document number of this corporation is L67027.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on February 9, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.
                                  Given under my hand and the
                                  Great Seal of the State of Florida
                                  at Tallahassee, the Capitol, this the
                                  Twenty-seventh day of January, 1999

  Great Seal of the State of Florida
      (CR2E022 (1-99)                     /s/ KatherineHarris
                                          Katherine Harris
                                          Secretary of State

                      STATE OF FLORIDA

                     Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of THE BANC STOCK GROUP, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is L67027.

                                   Given under my hand and the
                                   Great Seal of the State of Florida
                                   at Tallahassee, the Capitol, this the
                                   Twenty-eighth day of January, 1999

  Great Seal of the State of Florida
      (CR2E022 (1-99)                    /s/Katherine Harris
                                         Katherine Harris
                                         Secretary of State

                  ARTICLES OF INCORPORATION
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                       ARTICLE I. NAME

     The name of the corporation shall be:

               HEARTLAND FINANCIAL GROUP, INC.

     The principal place of business of this corporation shall be 10405 Tamiami Trail No., Naples, Florida.

               ARTICLE II.  NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                 ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is;

          (a) 50,000,000 shares of Serial Preference Stock, par value $.0001, issuable in series, hereinafter called
"Serial Preference Stock";

          (b) 150,000,000 shares of Common Stock, par value $.0001.

     The express terms of each such class of stock are as follows:

                         DIVISION A

                    EXPRESS TERMS OF THE
                   SERIAL PREFERENCE STOCK

     Section 1. The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of Section 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

     (c)  The annual dividend rate (if any) of the series.

     (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

     (e) The redemption rights, obligations and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund which may be provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

     (h) Whether the shares of the series shall be convertible into Common shares and, if so, the conversion ration, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

     (i)  Restrictions [in addition to those set forth in
          Section 6(b) of this Division] on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this
Section 1.

     Section 2. The holders of Serial Preference Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preference Stock, shall be entitled to receive out of any funds legally available and when, if and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Any such dividends shall be cumulative, in the case of shares of each particular series, from and after the dividend date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividend.

     Section 3. In no event so long as any Serial Preference Stock shall be outstanding shall any dividends be paid or declared or any distribution be made on the Common stock or any other shares ranking junior to the Serial Preference Stock unless a like dividend shall have been declared on the Serial Preference Stock, unless the provisions with respect to such Serial Preference Stock expressly permit such omission, or shall any Common stock or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common stock or other shares ranking junior to the Serial Preference Stock received by the Corporation:

     (a) Unless all accrued and unpaid dividends on Serial Preference Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

     (b) Unless there shall be no arrearages with respect to the redemption of Serial preference Stock of any series in accordance with the redemption provisions of such Serial Preference Stock.

     Section 4. (a) Subject to the express terms of each series and to the provisions of section 6(b) (ii) of this Division A, the Corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; together in each case with an amount equal to all dividends declared and unpaid thereon to the redemption date.

     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption, the Corporation may segregate on its books an amount equal to the aggregate redemption price of the shares of Serial Preference Stock to be redeemed for the purpose of such redemption. Upon the making of such segregation such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the Corporation shall select prorata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six years after such segregation, claim the amount due for the redemption thereof, the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     Section 5. (a) The holders of Serial Preference Stock of all outstanding series shall, in case of voluntary liquidation, voluntary dissolution or voluntary winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common stock or any other shares ranking junior to the Serial Preference Stock the amounts fixed in accordance with Section 1 of this Division; plus in either event an amount equal to all dividends declared and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the
Corporation.   In case the net assets of the Corporation
legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial
Preference Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     In case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the Corporation, the holders of Serial Preference Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division A, and solely to the extent of such provision) receive distribution of the assets of the Corporation ratably with the holders of shares of all other classes, share for share, without distinction by reason of class.

     (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

     Section 6. (a) The holders of Serial Preference Stock shall be entitled to one vote for each share; and, except as otherwise provided herein or required by law, the holders of Serial Preference Stock and the holders of Common stock shall vote together as one class on all matters.

     (b) To the extent not forbidden by statute, the vote or consent of the holders of at least a majority of the shares of Serial Preference Stock at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of Serial Preference Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock are concerned, such action may be affected with such vote or consent):

     (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preference Stock; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of any shares of any class ranking junior to the Serial Preference Stock, which is not contrary to the provision of any amendment to the articles authorizing a series of preferred shares, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preference Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial preference stock at the time outstanding, only the vote or consent of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required;

     (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preference
          Stock.

     Section 7.  For the purpose of this Division A:

     Whenever reference is made to shares "ranking prior to the Serial Preference Stock" or "on a parity with the Serial Preference Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preference Stock; and whenever reference is made to shares "ranking junior to the Serial Preference Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.

                         DIVISION B

              EXPRESS TERMS OF THE CONVERTIBLE
                 PREFERENCE STOCK, SERIES B

     There is hereby established a second series of Serial
Preference Stock to which the following provisions shall be applicable:

     (a) Designation of Series. The series shall be designated "Convertible Preference Stock, Series "B".
(Hereinafter called "Series B").

     (b) Number of Shares.  The number of shares of Series B
Stock is 32,000 which number the Board of Directors may increase or decrease (but not below the number of shares of the series then outstanding).

     (c) Dividend Rate. The dividend rate and dates of payment for Series B Stock shall be determined from time to time by the Board of Directors; provided, however, that it shall not be less than the rate at which dividends are paid on common stock.

     (d) Liquidation Rights. The amount payable on Series B Stock in the event of voluntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $5.00 per Share; and in the case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the Corporation, the holders of Series B Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division A, and solely to the extent of such provision) receive distribution of the assets of the Corporation ratably with the holders of shares of all other classes, share for share, without distinction by reason of class.

     (f) Conversion Rights.

     (1) Subject to and upon compliance with the provisions of this Section (g), the Series B Stock may at the option of the holder at any time prior to December 31, 1994, be converted into shares of Common Stock at the rate of one share of Common Stock for one share of Series B Stock, as provided in this Division B.

     (2) The holder of each share of Series B Stock may exercise conversion privilege in respect thereof by delivering to any transfer agent of the Series B Stock (a) the certificate for the share to be converted and (b) written notice that the holder elects to convert such share and stating the name or names (with address) in which the certificate for common Stock is to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to in this Section
(f) as the "conversion date." On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the Series B Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock, issuable upon the conversion of such Series B Stock and scrip in respect of any fraction of a share as provided in Paragraph (3) of this Section (f). The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Common Stock of record of the conversion date. No adjustment shall be made for any dividends on the shares of Common Stock issued on conversion.

     (3) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of Series B Stock. If more than one share of Series B Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any Series B Stock, the Corporation shall in lieu of delivering a fractional share therefor, issue registered scrip certificates for such fractional interests which shall carry with them no rights other than the right to be assigned, to be combined and divided and to be exchanged, when surrendered with other like certificates in amounts aggregating a full share or multiples thereof, for the full share or shares in lieu of which such scrip was issued.

     (4) If the Corporation splits or combines the outstanding shares of Common Stock, the conversion rate then in effect shall be proportionately increased in the case of a split or decreased in the case of a combination, so as appropriately to reflect the same, in each case as of the opening of business on the date following the date on which such split or combination became effective.

     (5) Whenever the conversion rate is adjusted as above provided, the Corporation shall forthwith place on file with each transfer agent of the Series B Stock, a statement signed by the President or a Vice-President of the Corporation and by its Treasurer or its
Secretary or an Assistant Secretary showing in detail the facts requiring such adjustment and the conversion rate after such adjustment and shall exhibit the same from time to time to any holder of Series B Stock desiring an inspection thereof.

     (6) The issue of Stock certificates on conversion of Series B Stock shall be without charge to the converting shareholder for any original issue tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than the holder of Series B Stock converted, and the Corporation shall not be required to issue or delivery any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     (7) The corporation hereby reserves and shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Stock.

                         DIVISION C

              EXPRESS TERMS OF THE COMMON STOCK

     The Common Stock shall be subject to the express terms of the Serial Preference Stock, and each series thereof. Each share of Common Stock shall be equal to every other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders.

               ARTICLE IV.  TERM OF EXISTENCE

     This corporation shall exist perpetually.

                    ARTICLE V.  DIRECTORS

     The initial directors of the corporation and their addresses are as follows:

                    Bradley T. Smith
                    411 Arcadia
                    Columbus, Ohio 43202

                    Michael J. McKenzie
                    1279 Solana Road
                    Naples, Florida 33940

                    Charles Core
                    6276 Busch Boulevard
                    Columbus, Ohio 43229

              ARTICLE VI.  NO PREEMPTIVE RIGHTS

     No holder of stock of any class in this Corporation shall be entitled as of right to subscribe for any part of any stock of any class of the Corporation to be issued under the authorization contained in these Articles of Incorporation, or by reason of any increase of authorized capital stock of the Corporation. The Board of Directors in its unqualified discretion shall determine how and to whom any such shares shall be sold.

                ARTICLE VII.  SHARE PURCHASE

     The Corporation may purchase, from time to time and to the extent permitted by the laws of Florida, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding stock of the corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

               ARTICLE VIII.  INDEMNIFICATION

     Except as otherwise provided herein, every person who is or has been a director or officer of the Corporation or of any Constituent Corporation, and his heirs and legal representatives is hereby indemnified by the Corporation against expenses and liabilities actually and necessarily incurred by him in connection with the defense of either (1) any action, suit, or proceeding to which he may be a party defendant or (2) any claim of liability asserted against him, by reason of his being or having been a director or officer of the Corporation. Without limitation, the term "expenses" includes any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim of liability other than any amount paid or agreed to be paid to the Corporation itself. The Corporation does not, however, indemnify any director or officer in respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director or officer, nor, in the case of a settlement, unless such settlement shall be found to be in the interest of the Corporation by (1) the court having jurisdiction of the action, suit, or proceeding against such director or officer or of a suit involving his right to indemnification, or (2) a majority of the directors of the Corporation then in office other than those involved in such matter (whether or not such majority constitutes a quorum), or if there are not at least two directors of the Corporation then in office, other than those involved in such matter, by a majority of a committee (selected by the Board of Directors) of five or more shareholders of the Corporation who are directors or officers, provided that such indemnity in case of a settlement shall not be allowed by directors or committee of shareholders unless it is found by independent legal counsel (meaning a lawyer who is not a director, officer, or employee of the Corporation, and is not a partner or professional associate of a director, officer, or employee of the Corporation) that such settlement is reasonable in amount and in the interest of the Corporation. The foregoing rights of indemnification shall be in addition to all rights to which any such director or officer may be entitled as a matter of law.

     Each person (including a director or officer of the Corporation) who, at the request of the Corporation, acts as a director of officer of any other corporation in which the Corporation owns shares of or which it is a creditor, may, by action of the Board of Directors, be indemnified by the Corporation to the same extent that directors and officers of the Corporation are indemnified by this Article VIII.

     The Corporation shall hold harmless and indemnify any officer or director of this Corporation or of any Constituent Corporation with respect to any obligation of any of said Corporations which he has guaranteed or shall guarantee.

     Unless otherwise expressly provided, the representations, covenants and warranties expressed in any Agreement of Merger in which the Corporation is the survivor, shall be those of the corporate parties only, on behalf of the economic interests they represent, and are not made on behalf of and do not bind any officer, director or other person, whatever his relationship to either or both of such corporations.

                 ARTICLE IX.  SALE OF ASSETS

     Except as expressly provided in the Articles and except as may be otherwise required by law, or a lesser vote may be permitted by law, the Corporation may sell, lease or convey all or substantially all the property or business of the corporation or consolidate or merge with or into any other corporation or corporations, or amend the Articles of Incorporation, or take such other action as may require the authorization of shareholders, upon the affirmative vote of the holders of not less than a majority of the combined voting power of all classes of stock at the time outstanding and entitled to vote, and for any purpose as to which the vote of the shares of a particular class is required, upon the affirmative vote of the holders of not less than a majority of the voting power of such class; provided, however, that a lease, sale or transfer by the Corporation of all or a substantial portion of its real estate assets, whether severally or as an entirety, shall not be regarded as the sale of substantially all of its assets for any purpose.

                  ARTICLE X.  INCORPORATOR

     The name and street address of the Incorporator to these Articles of Incorporation is:

                    Lloyd Bowein
                    10405 Tamiami Trail No.
                    Naples, Florida

     IN WITNESS WHEREOF, the undersigned incorporator has hereunto set his hand on this 14th day of April 1990.


                                        /s/ Lloyd Bowein
                                        Lloyd Bowein

STATE OF FLORIDA
COUNTY OF COLLIER

     The foregoing instrument was acknowledged before me this 14th day of April 1990, by Lloyd Bowein.


    /s/ L.S. Bowein
Notary Public, State of Florida at Large
My Commission expires June 23, 1990.

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
PROCESS MAY BE SERVED.

     In pursuance of Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:

     FIRST: That HEARTLAND FINANCIAL GROUP, INC., desires to organize under that laws of the State of Florida with its principal place of business in the City of Naples, County of Collier, State of Florida, and has named Lloyd L. Bowein, located at 10405 Tamiami Trail, North, City of Naples, State of Florida as its agent to accept service of process within this State.

     ACKNOWLEDGMENT:

     Having been named to accept service of process for the above-stated corporation at the place designated in this Certificate, I hereby accept to act in this capacity and agree to comply with the provisions of said Act relative to keeping open said office.

                                        /s/ Lloyd L. Bowein
                                        Lloyd L. Bowein

                                        Date: 4-14-90

                CERTIFICATE OF RESTATEMENT OF
                  ARTICLES OF INCORPORATION
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

          Pursuant to Section 607.1006 of the Florida Business
Corporation Act, the undersigned Corporation adopts the Amended and Restated Articles of Incorporation attached hereto as Exhibit "A".

          The Amended and Restated Articles of Incorporation were approved by the shareholders at a meeting duly noticed and called on May 25, 1991. There were 476,630 votes cast for the Amended and Restated Articles of Incorporation and zero against out of 513,630 common shares entitled to vote. Which was sufficient for approval.

          Signed this 6th day of June 1991.

                                   HEARTLAND FINANCIAL GROUP, INC.

                                   By: /s/ Bradley T. Smith, President
                                       Bradley T. Smith, President

                                                   EXHIBIT A
                          RESTATED
                  ARTICLES OF INCORPORATION
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

                      ARTICLE I.  NAME

     The name of the corporation shall be:

               HEARTLAND FINANCIAL GROUP, INC.

The principal place of business of this corporation shall be 10405 Tamiami Trail No, Naples, Florida.

               ARTICLE II.  NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                 ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is;

          (a) 50,000,000 shares of Serial Preference Stock, par value $.0001, issuable in series, hereinafter called "Serial Preference Stock";

          (b) 150,000,000 shares of Common Stock, par value
          $.0001, issuable in classes as hereinafter provided.

          The express terms of the Serial Preference Stock and the Common Stock are as follows:
                         DIVISION A

                    EXPRESS TERMS OF THE
                   SERIAL PREFERENCE STOCK

     Section 1. The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of
Section 2 to 8, both inclusive, of this Division, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

     (c)  The annual dividend rate (if any) of the series.

     (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

     (e) The redemption rights, obligations and price or prices, if any, for shares of the series.

     (f) The terms and amount of any sinking fund which may be provided for the purchase or redemption of shares of the series.

     (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

     (h) Whether the shares of the series shall be convertible into Common shares and, if so, the conversion ratio, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

     (i)  Restrictions [in addition to those set forth in
          Section 6(b) of this Division] on the issuance of shares of the same series or of any other class or series.

     The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing or changing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this
Section 1.

     Section 2. The holders of Serial Preference Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preference Stock, shall be entitled to receive out of any funds legally available and when, if and as declared by the Board of Directors dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Any such dividends shall be cumulative, in the case of shares of each particular series, from and after the dividend date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preference Stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preference Stock of all series then issued and outstanding and entitled to receive such dividend.

     Section 3. In no event so long as any Serial Preference Stock shall be outstanding shall any dividends be paid or declared or any distribution be made on the Common stock or any other shares ranking junior to the Serial Preference Stock unless a like dividend shall have been declared on the Serial Preference Stock, unless the provisions with respect to such Serial Preference Stock expressly permit such omission, nor shall any Common stock or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Stock or other shares ranking junior to the Serial Preference Stock received by the Corporation:

     (a) Unless all accrued and unpaid dividends on Serial Preference Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

     (b) Unless there shall be no arrearages with respect to the redemption of Serial preference Stock of any series in accordance with the redemption provisions of such Serial Preference Stock.

     Section 4. (a) Subject to the express terms of each series and to the provisions of section 6(b) (ii) of this Division A, the Corporation may from time to time redeem all or any part of the Serial Preference Stock of any series at the time outstanding at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; together in each case with an amount equal to all dividends declared and unpaid thereon to the redemption date.

     (b) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may segregate on its books an amount equal to the aggregate redemption price of the shares of Serial Preference Stock to be redeemed for the purpose of such redemption. Upon the making of such segregation such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made, such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money without interest or the right to exercise, before the redemption date, any unexpired privileges of conversion. In case less than all of the outstanding shares of Serial Preference Stock are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

     If the holders of shares of Serial Preference Stock which shall have been called for redemption shall not, within six years after such segregation, claim the amount due for the redemption thereof, the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

     Section 5. (a) The holders of Serial Preference Stock of all outstanding series shall, in case of voluntary liquidation, voluntary dissolution or voluntary winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common stock or any other shares ranking junior to the Serial Preference Stock the amounts fixed in accordance with Section 1 of this Division; plus in either event an amount equal to all dividends declared and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the
Corporation.   In case the net assets of the Corporation
legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled.

     After payment to holders of Serial Preference Stock of the full preferential amounts as aforesaid, holders of Serial
Preference Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     In case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the Corporation, the holders of Serial Preference Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division A, and solely to the extent of such provision) receive distribution of the assets of the Corporation ratably with the holders of shares of all other classes, share for share, without distinction by reason of class.

     (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 5.

     Section 6. (a) The holders of Serial Preference Stock shall be entitled to one vote for each share; and, except as otherwise provided herein or required by law, the holders of Serial Preference Stock and the holders of Common stock shall vote together as one class on all matters.

     (b) To the extent not forbidden by statute, the vote or consent of the holders of at least a majority of the shares of Serial Preference Stock at the time outstanding, given in person or by proxy either in writing or at a meeting called for the purpose at which the holders of Serial Preference Stock shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock are concerned, such action may be affected with such vote or consent):

     (i) Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or of the Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preference Stock; provided, however, that for the purpose of this clause (i) only, neither the amendment of the Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of any shares of any class ranking junior to the Serial Preference Stock, which is not contrary to the provision of any amendment to the articles authorizing a series of preferred shares, nor the amendment of the provisions of the Regulations so as to increase the number of Directors of the Corporation shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preference Stock; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial preference stock at the time outstanding, only the vote or consent of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required;

     (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Serial Preference
          Stock.

     Section 7.  For the purpose of this Division A:

     Whenever reference is made to shares "ranking prior to the Serial Preference Stock" or "on a parity with the Serial Preference Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preference Stock; and whenever reference is made to shares "ranking junior to the Serial Preference Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.

                         DIVISION B

              EXPRESS TERMS OF THE CONVERTIBLE
                 PREFERENCE STOCK, SERIES B

     There is hereby established a second series of Serial
Preference Stock to which the following provisions shall be applicable:

     (a) Designation of Series. The series shall be designated "Convertible Preference Stock, Series "B".
(Hereinafter called "Series B").

     (b) Number of Shares.  The number of shares of Series B
Stock is 72,000 which number the Board of Directors may increase or decrease (but not below the number of shares of the series then outstanding).

     (c) Dividend Rate. The dividend rate and dates of payment for Series B Stock shall be determined from time to time by the Board of Directors; provided, however, that it shall not be less than the rate at which dividends are paid on common stock.

     (d) Liquidation Rights. The amount payable on Series B Stock in the event of voluntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $5.00 per Share; and in the case of involuntary liquidation, involuntary dissolution or involuntary winding up of the affairs of the Corporation, the holders of Series B Stock shall, as such holders, (except with respect to any series as to which the Board of Directors shall have otherwise provided pursuant to Section 1(g) of this Division A, and solely to the extent of such provision) receive distribution of the assets of the Corporation ratably with the holders of shares of all other classes, share for share, without distinction by reason of class.

     (e)  Conversion Rights.

          (1) Subject to and upon compliance with the provisions of this Section (e), the Series B Stock may at the option of the holder at any time prior to December 31, 1994, be converted into shares of Common Stock at the rate of one share of Common Stock for one share of Series B Stock, as provided in this Division B.

          (2) The holder of each share of Series B Stock may exercise conversion privilege in respect thereof by delivering to any transfer agent of the Series B Stock (A) the certificate for the share to be converted and (B) written notice that the holder elects to convert such share and stating the name or names (with address) in which the certificate for common Stock is to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to in this Section (e) as the "conversion date". On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the Series B Stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Class A Common Stock, issuable upon the conversion of such Series B Stock and scrip in respect of any fraction of a share as provided in Paragraph (3) of this Section
          (f).  The person in whose name the stock
          certificate is to be issued shall be deemed to have become a holder of Class A Common Stock of record of the conversion date. No adjustment shall be made for any dividends on the shares of Common Stock issued on conversion.

          (3) The Corporation shall not be required to issue fractional shares of Class A Common Stock upon conversion of Series B Stock. If more than one share of Series B Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would otherwise be deliverable upon the conversion of any Series B Stock, the Corporation shall in lieu of delivering a fractional share therefor, issue cash in the amount of the fair market value of such fractional interest or registered scrip certificates for such fractional interests which shall carry with them no rights other than the right to be assigned, to be combined and divided and to be exchanged, when surrendered with other like certificates in amounts aggregating a full share or multiples thereof, for the full share or shares in lieu of which such scrip was issued.

          (4) If the Corporation splits or combines the outstanding shares of Class A Common Stock, the conversion rate then in effect shall be proportionately increased in the case of a split or decreased in the case of a combination, so as appropriately to reflect the same, in each case as of the opening of business on the date following the date on which such split or combination became effective.

          (5) Whenever the conversion rate is adjusted as above provided, the Corporation shall forthwith place on file with each transfer agent of the Series B Stock, a statement signed by the President or a Vice-President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary showing in detail the facts requiring such adjustment and the conversion rate after such adjustment and shall exhibit the same from time to time to any holder of Series B Stock desiring an inspection thereof.

          (6) The issue of Stock certificates on conversion of Series B Stock shall be without charge to the converting shareholder for any original issue tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than the holder of Series B Stock converted, and the Corporation shall not be required to issue or delivery any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (7) The corporation hereby reserves and shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Stock.

                         DIVISION C

              EXPRESS TERMS OF THE COMMON STOCK

     (1) The Common Stock may be issued from time to time in three classes. One class, designated as Class A Common Stock ("Class A Common"), shall consist of 147,800,000 shares of the Common Stock; one class, designated as Class B Common Stock ("Class B Common"), shall consist of 1,000,000 shares of the Common Stock; and one class, designated as Class C Common Stock ("Class C Common"), shall consist of 1,200,000 shares of the Common Stock.

     (2) Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall be equal to each other share of Common Stock in every respect.

     (3) Each share of outstanding Common Stock shall entitle the holder thereof to one vote per share thereof upon all matters upon which shareholders have the right to vote.

     (4) If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, the holders of the then outstanding Class A Common shall have a preference against the property of the Corporation available for distribution to the holders of the Corporation's Class B Common and Class C Common equal to One Dollar and Fifty Cents ($1.50) per share of the then outstanding Class A Common. Neither the consolidation nor merger of the Corporation into or with any corporation or corporations, nor the sale nor transfer by the; Corporation of all or any part of its property, nor any reduction of the authorized or issued shares of stock of the Corporation or any class, whether now or hereafter authorized, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this section.

     (5) Commending on December 1, 1991, and on each December 1st thereafter, 25% of the authorized shares of Class B Common shall be converted to shares of Class A Common. At December 1, 1994, any shares of Class B Common which at that date had not yet converted to Class A Common shall be redesignated and converted to shares of Class A Common.

     (6) Commencing on December 1, 1991, and on each December 1st thereafter, 10% of the authorized shares of Class C Common shall be converted to shares of Class A Common. At December 1, 2000, any shares of Class C Common which at that date had not yet converted to Class A Common shall be redesignated and converted to shares of Class A Common.

               ARTICLE IV.  TERM OF EXISTENCE

     This corporation shall exist perpetually.

              ARTICLE V.  NO PREEMPTIVE RIGHTS

     No holder of stock of any class in this Corporation shall be entitled as of right to subscribe for any part of any stock of any class of the Corporation to be issued under the authorization contained in these Articles of Incorporation, or by reason of any increase of authorized capital stock of the Corporation. The Board of Directors in its unqualified discretion shall determine how and to whom any such shares shall be sold.

                 ARTICLE VI.  SHARE PURCHASE

     The Corporation may purchase, from time to time and to the extent permitted by the laws of Florida, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding stock of the corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

                ARTICLE VII.  INDEMNIFICATION

     Except as otherwise provided herein, every person who is or has been a director or officer of the Corporation or of any Constituent Corporation, and his heirs and legal representatives is hereby indemnified by the Corporation against expenses and liabilities actually and necessarily incurred by him in connection with the defense of either (1) any action, suit, or proceeding to which he may be a party defendant or (2) any claim of liability asserted against him, by reason of his being or having been a director or officer of the Corporation. Without limitation, the term "expenses" includes any amount paid or agreed to be paid in satisfaction of a judgment or in settlement of a judgment or claim of liability other than any amount paid or agreed to be paid to the Corporation itself. The Corporation does not, however, indemnify any director or officer in respect to any matter as to which he shall be finally adjudged liable for negligence or misconduct in the performance of his duties as such director or officer, nor, in the case of a settlement, unless such settlement shall be found to be in the interest of the Corporation by (1) the court having jurisdiction of the action, suit, or proceeding against such director of officer or of a suit involving his right to indemnification, or (2) a majority of the directors of the Corporation then in office other than those involved in such matter (whether or not such majority constitutes a quorum), or if there are not at least two directors of the Corporation then in office, other than those involved in such matter, by a majority of a committee (selected by the Board of Directors) of five or more shareholders of the Corporation who are directors or officers, provided that such indemnity in case of a settlement shall not be allowed by the directors or committee of shareholders unless it is found by independent legal counsel (meaning a lawyer who is not a director, officer, or employee of the Corporation, and is not a partner or professional associate of a director, officer, or employee of the Corporation) that such settlement is reasonable in amount and in the interest of the Corporation. The foregoing rights of indemnification shall be in addition to all rights to which any such director of officer may be entitled as a matter of law.

     Each person (including a director or officer of the Corporation) who, at the request of the Corporation, acts as a director or officer of any other corporation in which the Corporation owns shares of or which it is a creditor, may, by action of the Board of Directors, be indemnified by the corporation to the same extent that directors and officers of the Corporation are indemnified by this Article VII.

     The Corporation shall hold harmless and indemnify any officer or director of this Corporation or of any Constituent Corporation with respect to any obligation of any of said corporations which he has guaranteed or shall guarantee.

     Unless otherwise expressly provided, the representations, covenants and warranties expressed in any Agreement of Merger in which the Corporation is the survivor, shall be those of the corporate parties only, on behalf of the economic interests they represent, and are not made on behalf of and do not bind any officer, director or other person, whatever his relationship to either or both of such corporations.

                ARTICLE VIII.  SALE OF ASSETS

     Except as expressly provided in the Articles and except as may be otherwise required by law, or a lesser vote may be permitted by law, the Corporation may sell, lease or convey all or substantially all the property or business of the Corporation or consolidate or merge with or into any other corporation or corporations, or amend the Articles of Incorporation, or take such other action as may require the authorization of shareholders, upon the affirmative vote of the holders of not less than a majority of the combined voting power of all classes of stock at the time outstanding and entitled to vote, and for any purpose as to which the vote of the shares of a particular class is required, upon the affirmative vote of the holders of not less than a majority of the voting power of such class; provided, however, that a lease, sale or transfer by the Corporation of all or a substantial portion of its real estate assets, whether severally or as an entirety, shall not be regarded as the sale of substantially all of its assets for any purpose.

                ARTICLE IX.  AMENDED ARTICLES

     These Amended and Restated Articles of Incorporation supersede the existing Articles of Incorporation of the Corporation.

                       Attachment to
              Application for Reinstatement for
               Heartland Financial Group, Inc.

                       FEI 65-0190407


          Names of Officers
Title     and/or Directors         Address             City and State

D         L. Jean Thiergarten 6230 Busch Blvd.         Columbus, Ohio

VP        Charles Core        6230 Busch Blvd.         Columbus, Ohio

S         Sandra L. Quinn     6230 Busch Blvd.         Columbus, Ohio

                    OFFICE OF COMPTROLLER
              DEPARTMENT OF BANKING AND FINANCE
                      STATE OF FLORIDA
                         TALLAHASSEE
ROBERT F. MILLIGAN
COMPTROLLER OF FLORIDA
                              August 19, 1997

Michael A. Smith
Carlile Patchen & Murphy, LLP
366 East Broad Street
Columbus, Ohio 43215

Dear Mr. Smith:

          Re: "The Banc Stock Group, Inc."

Thank you for your recent letter/fax requesting approval for use of the above-referenced name. It is the opinion of this Department that your name is definitive enough to differentiate the business being conducted from that of a commercial bank or trust company. Therefore, the Department does not object to your use of the above-referenced name being registered to conduct business in the State of Florida.

                              Sincerely,

                              /s/ WM Douglas Johnson
                              Wm. Douglas Johnson
                              Assistant Director
                              Division of Banking
                              101 East Gaines Street
                              The Fletcher Building - Sixth Floor
                              Tallahassee, FL 32399-0350
                              (904) 488-1111
:kr

cc:  Karon Beyer, Chief
     Bureau of Corporate Records
     Division of Corporations
     Secretary of State's Office


              AMENDED ARTICLES OF INCORPORATION
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

          Pursuant to Section 607.1006 of the Florida Business
Corporation Act, the undersigned Corporation adopts the Amended Articles of Incorporation attached hereto as Exhibit "A".

          The Amended Articles of Incorporation were approved by the shareholders at a meeting duly noticed and called on July 6, 1993. There were 5,821,021 votes cast for the Amended Articles of Incorporation, zero against and 52,813 abstained out of 6,199,260 shares of common stock entitled to vote.

          Signed this 7th dat of July 1993.

                                   HEARTLAND FINANCIAL GROUP, INC.

                              By:  /s/ Bradley T. Smith, President
                                   Bradley T. Smith, President

                                                 EXHIBIT "A"

              AMENDED ARTICLES OF INCORPORATION
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

     Article I.  Name is hereby amended to read as follows:

                      ARTICLE I.  NAME

     The name of the corporation shall be:

             HEARTLAND GROUP OF COMPANIES, INC.

The principal place of business of this corporation shall be 6230 Busch Boulevard, Columbus, Ohio 43229.

     Article III.  Capital Stock is amended to read as follows:

                 ARTICLE III.  CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is

          (a) 50,000,000 shares of Serial Preference Stock, par value $.0001, issuable in series, hereinafter called "Serial Preference Stock";

          (b) 150,000,000 shares of Common Stock, no par value, issuable in classes as hereinafter provided.

     The remainder of Article III. Capital Stock shall remain the same as set forth in the corporation's Restated Articles of Incorporation dated June 6, 1991.

                          EXHIBIT A

              Amended Articles of Incorporation
                             of
             HEARTLAND GROUP OF COMPANIES, INC.

     Article I.     The name is hereby amended to read as follows:

                      ARTICLE I.  NAME

            The name of the corporation shall be:

                 THE BANC STOCK GROUP, INC.

     All remaining Articles shall remain the same as set forth in the corporation's Amended Articles of Incorporation dated
July 7, 1993.

              AMENDED ARTICLES OF INCORPORATION
                             OF
             HEARTLAND GROUP OF COMPANIES, INC.

          Pursuant to Section 607.1006 of the Florida Business
Corporation Act, the undersigned corporation adopts the Amended Articles of Incorporation attached hereto as Exhibit "A".

          The Amended Articles of Incorporation were approved by the shareholders at a meeting duly noticed and called on June 19, 1997. There were 7,575,588 votes cast for the Amended Articles of Incorporation, 52,671 against, and 783,473 abstained out of 8,411,732 shares of common stock entitled to vote.

          Signed this 19th day of June, 1997.

                              HEARTLAND GROUP OF COMPANIES, INC.

                              By:  /s/ Michael E. Guirlinger, Pres.
                                   Michael E. Guirlinger, President


                 FLORIDA DEPARTMENT OF STATE
                      Katherine Harris
                     Secretary of State

January 28, 1999

CARLILE PATCHEN & MURPHY LLP
ATTN: LISA R. ANDERSON
366 E BROAD STREET
COLUMBUS,OH 43215

Pursuant to your recent letter, we are enclosing the certification you requested.

Should you have any questions regarding this matter you may contact our office at (850) 487-6946.

Bonnie Furr
Certification Section              Letter No. 799A00003928

   Division of Corporations - P.O. BOX 6327 - Tallahassee,
Florida 32314

1/25/99        CORPORATE DETAIL RECORD SCREEN      11:51 AM
NUM: L67027    ST:FL ACTIVE/FL PROFIT   FLD: 04/18/1990
LAST: NAME CHANGE AMENDMENT             FLD: 09/18/1997
FEI#: 65-0190407
NAME           : THE BANC STOCK GROUP, INC.
NH: 2                                        CHANGED: 02/09/98
PRINCIPAL : 1105 SCHROCK RD.
ADDRESS       STE 437
             COLUMBUS, OH 43229 US
RA NAME   :  C T CORPORATION SYSTEM          NAME CHG: 03/02/92
RA ADDR   : 1200 SOUTH PINE ISLAND RD.       ADDR CHG: 03/02/92
             PLANTATION, FL 33324 US
ANN REP   : (1996) B  02/06/96 (1997) B 02/17/97 (1998) A 02/09/98

1.  MENU,  3.  OFFICERS,  4.  EVENTS,  6.  NAMES,   7. LIST,
8.  NEXT, 9.  PREV

ENTER SELECTION AND CR:

                                                   EXHIBIT B
                           BYLAWS
                             OF
               HEARTLAND FINANCIAL GROUP, INC.

                    SHAREHOLDERS' MEETING

          Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation, for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall be held at 2:00 p.m. on the first Monday in the fourth month following the close of the corporate tax year, or on such date as the Board of Directors shall so determine, if not a legal holiday, but if a legal holiday, then on the next business day.

          Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the chairman of the board, if any, the president or vice-president or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all the shares outstanding and entitled to vote thereat.

          Section 3.  Place of Meetings.  Meetings of
shareholders shall be held at the office of the Corporation in the State of Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

          Section 4. Notices of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting, stating the day, hour and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his/her address as the same appears on the records of the Corporation.

          Section 5. Organization. At each meeting of the shareholders, the chairman of the board, if any, or in his absence, the president, or in the absence of the chairman of the board and the president, the first vice-president, or in the absence of all three persons, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Corporation, or, if the secretary of the Corporation not be present, the assistant secretary, if any, or, in the absence of the secretary and assistant secretary, any person whom the chairman of the meeting shall appoint shall act as secretary of the meeting.

          Section 6.  Order of Business.  The order of
business at all meetings of the shareholders shall be, insofar as applicable, as follows:

          1.   Roll call, determination of presence of a quorum;
          2.   Proof of notice of meeting or waiver thereof;
          3. Reading of minutes of preceding meeting and approval thereof;
          4.   Report of Board of Directors, if any;
          5.   Reports of officers, if any;
          6.   Reports of committees, if any;
          7.   Election of directors;
          8.   Unfinished business; and
          9.   New business.

          The order of business to be followed at any meeting may, however, be changed by a vote of a majority in interest of those present in person or by proxy at said meeting and entitled to vote thereat.

          Section 7. Quorum. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes on the matter being voted upon is required by law, the articles, or these Bylaws.

          Section 8. Action Without Meeting. Any action required by Ohio law to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if an action in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to notice of a meeting for such purpose.

          Section 9.  Proxies.  At meetings of the
shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

                     BOARD OF DIRECTORS

          Section 10. General Powers of Board. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided by the law of Florida, the Articles of Incorporation, or these Bylaws as to action which requires authorization or approval by the shareholders.

          Section 11. Number and Qualification. The number of directors of the corporation, none of whom need be shareholders, shall be not less than 5. Without amendment of these Bylaws, the number of directors may be fixed or changed by resolution adopted by the vote of holders of shares representing a majority of the voting power at any annual meeting, or any special meeting called for that purpose; but no reduction of the number of directors shall have the effect of removing any director prior to the expiration of his/her term of office. No director need be a shareholder or officer of the Corporation.

          Section 12. Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be the directors. Unless prohibited by the Articles, any shareholder may cumulate that shareholder's votes at an election of directors upon fulfillment of the conditions prescribed in the Florida Statutes Annotated or any statute of like tenor or effect which is hereafter enacted.

          Section 13. Term of Office. Election of directors shall be held annually at the regular meeting or at a special meeting called for such purpose or by the taking of the shareholders of an action in lieu of a meeting. Unless a director shall earlier resign, be removed, die, or be adjudged mentally incompetent, each director shall hold office until his/her successor is elected.

          Section 14. Resignations. Any directors of the Corporation may resign at any time by giving written notice to the chairman of the board, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 15. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors, even though they be less than a quorum of the entire number of directors constituting a full board, until an election to fill such vacancies is conducted. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

          Section 16. Removal. As provided for in the Florida Statutes Annotated, a director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the Corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

          Section 17. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

          The Board of Directors may, by resolution or bylaws, provide for other meetings of the board.

          Special meetings of the Board of Directors may be held at any time upon call of the chairman of the board, if any, the president, a vice-president, or any two members of the board.

          Notice of any special meeting of the Board of Directors shall be mailed to each director, at the director's residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to the director at such place by telegraph, cable, radio or wireless or any other medium which at the time such notice is given, is customarily utilized for such communications, or such notice shall be given personally or by telephone not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the board need not be given to any director if waived by that director in writing or by telegraph, cable, radio, wireless or any other medium which at the time such notice is given, is customarily utilized for such communications, whether before or after such meeting, or if that director shall be present at such meeting. Meetings may be held through any communications equipment if all persons participating can hear each other.

          All meetings of the board shall be held at the office of the Corporation in the State of Ohio, or at such other place, outside the State of Ohio, as the board may determine from time to time and as may be specified in the notice thereof.

          Section 18.  Quorum.  A majority of the number of
directors in office constitutes a quorum of the board for the transaction of business.

          Section 19. Action Without Meeting. Any action required by Florida Law to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or the executive committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be, and filed with the secretary of the Corporation.

          Section 20. Authorization of Committees. The Board of Directors may designate executive or other committees consisting of not less than three directors each which shall have and may exercise such powers as shall be conferred or authorized by resolution of the board. Meetings or committees may be held through any communications equipment if all persons participating can hear each other. The acts or authorization of acts by a majority of the committee members, within the authority delegated to them, shall be as effective for all purposes as the act or authorization of the directors. The Board of Directors, by majority vote, shall have the power at any time to change the powers, members, fill vacancies, and to dispose of any committee.

          Section 21. Compensation of Directors and Officers. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any financial or personal interest of any of its members, shall have authority to establish reasonable compensation of all directors and officers, for services to the Corporation as directors, officers or otherwise. Such compensation may include pensions, disability benefits, and death benefits.

                          OFFICERS

          Section 22. General Provisions. The officers of the Corporation shall be a president, a secretary and a treasurer. The Corporation in its discretion may elect a chairman of the board and such vice-presidents as it deems appropriate. Any person may hold any two or more offices and perform the duties thereof, except the offices of president and secretary.

          Section 23.  Election, Terms of Office, and
Qualification.  The officers of the Corporation named in
Section 22 shall be appointed by the Board of Directors and shall hold office at the pleasure of the Board of Directors. The chairman of the board must be a director, and if the person who is chairman of the board shall cease to be a director, that person shall immediately cease to be chairman of the board. The qualifications of all other officers shall be established by the Board of Directors. No officer need be a shareholder or director of the Corporation.

          Section 24. Additional Officers, Agents, Etc. In addition to the officers mentioned in Section 22, the Corporation may have such other officers, agents, or factors as the Board of Directors or chief executive officer ("CEO") of the Corporation may appoint, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors or CEO may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

          Section 25. Removal. The chairman of the board and the president of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting of the board. Any other officer may be removed, in the absence of an exercise of authority by the Board of Directors, by the president with or without cause.

          Section 26. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 27. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

                   DUTIES OF THE OFFICERS

          Section 28. Chairman of the Board. In the event the Board of Directors elects a chairman of the board, the board shall determine whether the chairman shall serve as C.E.O. If the chairman is not to serve as C.E.O., the chairman shall act in a advisory capacity to the president, provide leadership to the Board of Directors, prepare agendas for, convene and preside over all meetings of the shareholders and the Board of Directors, and perform such other duties as the board so directs. In the event the chairman is to serve as C.E.O., then he/she shall have the responsibility of general supervision and management of the business of the corporation, including the authority to hire and remove all subordinate officers and employees, and he/she shall see that all orders and resolutions of the Board of Directors are carried into effect. The chairman of the board may sign with the secretary, the treasurer, or any other proper officer of the corporation authorized by the Board of Directors, certificates of shares in the corporation. The chairman shall serve at the pleasure and direction of the Board of directors and may be removed at any time by the Board of Directors.

          Section 29.  President.  Unless the Board of
Directors elects a chairman of the board and designates him/her as C.E.O., the president shall serve as C.E.O. In the event the president is to serve as C.E.O., then he/she shall have the responsibility of general supervision and management of the business of the corporation, including the authority to hire and remove all subordinate officers and employees, and he/she shall see that all orders and resolutions of the Board of Directors are carried into effect. If the president is not to serve as C.E.O., the president shall have the responsibility for the day to day operations of the Corporation and shall answer to the chairman of the board. A president not serving as C.E.O. shall assume the duties and responsibilities of the C.E.O. in the absence of the chairman of the board, and when so acting, shall have all the powers of the chairman of the board. The president may sign with the secretary, the treasurer, or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares in the Corporation. The president shall report to the chairman of the board and to the Board of Directors all matters within his/her knowledge which the interests of the Corporation may require be brought to the notice of the board. The president shall assume all additional powers and duties as may be conferred upon him/her from time to time by the Board of Directors.

          Section 30. Vice-Presidents. In the event the Board of Directors elects one vice-president, he/she shall serve as the first vice-president. In the event the Board of Director elects more than one vice-president, the board shall designate which vice-president is to serve as first vice-president. The first vice-president shall perform the duties of the president in his/her absence, and when so acting, shall have all the powers of the president. Vice-presidents may sign with the secretary, the treasurer, or any other proper officer of the Corporation authorized by the Board of directors, certificates for shares in the Corporation. The authority of vice-presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes, and other instruments, shall be coordinate with like authority of the president.
Each vice-president shall assume all additional powers and duties as may be conferred upon him/her, from time to time by the Board of Directors, the chairman of the board, or the president.

          Section 31. Secretary. The secretary shall sign, with other officers properly designated by the Board of Directors, certificates for shares of the Corporation. The secretary shall be responsible for preparation of minutes of board and shareholder meetings and for giving proper notice of such meetings. In addition, the secretary shall keep the corporate seal and sign or attest documents as required by law or the business of the Corporation. In general, the secretary shall assume all additional powers and duties as may be conferred upon him/her, from time to time, by the Board of Directors, chairman of the board or president.

          Section 32. Treasurer. The treasurer shall be responsible for the receipt and disbursement of corporate funds. The treasurer shall maintain proper records of the Corporation's business transactions and exhibit such records and related financial reports in accordance with the instructions of the Board of Directors. In general, the treasurer shall assume all additional powers and duties as may be conferred upon him, from time to time, by the Board of Directors.

          Section 33. Additional Officers, Agents, Etc. Additional officers and agents appointed under Section 24 of these Bylaws shall perform such duties as the Board of Directors or the CEO of the Corporation shall determine.

                            SEAL

          Section 34.  The Board of Directors may provide a
corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, and the words
"Seal" and "Florida".


                   MODIFICATION OF BYLAWS

          Section 35. Amendment of Bylaws. These Bylaws may be amended or added to, or repealed and superseded, by new bylaws, at any annual or special meeting of shareholders in the notice (or waivers of notice) for which the intention to consider such amendment, addition, or repeal is stated, or by action in lieu of a meeting, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

          Section 36.  Limitation on Bylaws.  Nothing in these
Bylaws shall be construed to prohibit actions by directors or shareholders, without a meeting, in compliance with Florida Law.

       SHARES AND THEIR TRANSFER; EXAMINATION OF BOOKS

          Section 37.  Certificates for Shares.  Every owner
of one or more shares in the Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of paid up shares in the Corporation owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the president or vice-president and by the secretary, or any other proper officer of the Corporation there unto authorized by the Board of Directors, or the treasurer, and the seal of the Corporation, if any, may be affixed thereto. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for in Section 38 of these Bylaws.

          Section 38.  Lost, Destroyed, and Mutilated
Certificates. If any certificate for shares in this Corporation becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his/her legal representative, to provide the Corporation with bonding in such sum and with such surety or sureties as it may direct, not exceeding double the value of the shares, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The board of directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Florida in such case made and provided.

          Section 39. Rules and Procedures. The Board of Directors may make such rules and procedures as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.

          Section 40. Transfers of Shares. Transfers of shares in the corporation shall be made only on the books of the Corporation by the registered holder thereof, the registered holder's legal guardian, executor, or administrator, or by the registered holder's attorney there unto authorized by power of attorney duly executed and filed with the secretary of the corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

          The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer, and registration of certificates for shares in the corporation. It may appoint one or more transfer agents or one or more registrars or both, and may require all certificates for shares to bear the signature of either or both.